Exhibit 99.1

PRESS RELEASE

Contact Information:
Maggie Daniels, CFA
Investor Relations and Strategy
(317) 713-7644
mdaniels@kiterealty.com

Kite Realty Group Trust Reports Second Quarter Results

Indianapolis, Ind., July 28, 2016 - Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced operating results for the second quarter ended June 30, 2016. The attached financial statements, exhibits and reconciliations of non-GAAP measures provide the details of these results.

Second Quarter Highlights

•	Net loss attributable to common shareholders was $1.9 million, or $0.02 per diluted common share, including $2.8 million ($0.03 per diluted common share) of transaction costs.

•	Funds From Operations (“FFO”), as adjusted, increased 6% compared to the same period in the prior year and was $0.52 per diluted common share, or $44.2 million.

•	Small shop occupancy was 88.3%, an increase of 210 basis points compared to the same period in the prior year.

•
Same-property NOI, which includes 102 retail operating properties, increased 2.6% for the comparable operating portfolio and 3.6% excluding the impact of the Company’s Redevelopment, Repurpose and Reposition ("3-R") initiative, both percentages compared to the same period in the prior year.

•
Ground-up development projects were substantially completed at Tamiami Crossing (Naples, FL) and Holly Springs Towne Center (Phase II) (Raleigh/MSA, NC), and these properties were transitioned into the operating portfolio.

•
The Company commenced construction on three additional 3-R projects, for a total of eight projects in process. These eight projects have an estimated incremental return averaging approximately 9% to 11%, and aggregate costs for all of these projects are expected to range between $40.5 million and $47.0 million.

•	Guidance for 2016 FFO, as adjusted, increased to a range of $2.04 to $2.08 per diluted common share from a range of $2.02 to $2.08 per diluted common share.

“We are pleased with our second quarter performance,” said John A. Kite, Chairman and CEO. “We substantially completed two development projects, Holly Springs Towne Center in Raleigh, North Carolina, and Tamiami Crossing in Naples, Florida. We continued to expand our 3-R initiative, starting construction on three additional projects during the quarter. Our leasing efforts remained focused and aggressive as reflected in our continued improvement in small shop leasing. Finally, our proactive balance sheet approach further strengthened our financial flexibility and liquidity position.”

Second Quarter Financial & Portfolio Results
Net loss attributable to common shareholders for the three months ended June 30, 2016, was $1.9 million compared to a net income of $4.6 million for the same period in 2015. The decrease is primarily attributable to a $4.5 million settlement gain in the second quarter of 2015 and terminated transaction costs of $2.8 million in the second quarter of 2016.

FFO, as adjusted, for the three months ended June 30, 2016, was $44.2 million, or $0.52 per diluted common share, for real estate properties in which the Company’s operating subsidiaries own an interest (to which we refer as the “Kite Portfolio”), compared to $41.6 million, or $0.49 per diluted common share, for the same period in the prior year.

Reported FFO, as defined by NAREIT, was $41.4 million, or $0.48 per diluted common share, for the Kite Portfolio, compared to $45.8 million, or $0.54 per diluted common share, for the same period in the prior year. The decrease is primarily attributable to the non-recurring settlement gain and terminated transaction costs described above.

As of June 30, 2016, the Company owned interests in 121 operating properties totaling approximately 24 million square feet. The owned gross leasable area in the Company’s retail operating portfolio was 95.2% leased as of June 30, 2016.

Same-property NOI, which includes 102 retail operating properties, increased 2.6% for the comparable operating portfolio and 3.6% excluding the impact of the Company’s 3-R initiative, both percentages compared to the same period in the prior year.

The Company executed leases on 98 individual spaces during the second quarter of 2016 totaling 423,346 square feet, including 71 comparable new and renewal leases for 363,419 owned square feet. The Company generated positive cash spreads of 19.5% on new comparable leases executed during the quarter and 6.7% on renewals, for a blended spread of 9.4%.

Balance Sheet
The Company funded the remaining $100 million on its existing 7-year term loan facility during the quarter, using the proceeds to repay the balance on its revolving line of credit. Previously in the quarter, the Company had repaid $20 million of property level debt related to Mullins Crossing using the line of credit. Subsequent to quarter end, property level debt of $26 million related to Pine Ridge and Riverchase was repaid using the line of credit.

In July, the Company refinanced $700 million in unsecured bank facilities, including the extensions of $200 million of its $400 million term loan for an additional five years to mature in 2021 and its $500 million revolving credit facility to mature in 2020. The revolving credit facility may be extended beyond 2020, for two additional periods of six months each, at the Operating Partnership's option, subject to certain conditions. The revised terms of the unsecured financings improve the borrowing base calculation, lower the Company’s interest rate and extend the term to maturity.

Redevelopment and Development
The Company’s 3-R initiative, which includes a total of 23 different projects in various stages, continued to progress during the second quarter. The Company commenced construction at Hitchcock Plaza (Aiken, SC), Shops at Moore (Oklahoma City, OK) and Tarpon Bay Plaza (Naples, FL), during the second quarter. Combined with projects already in process, the Company now has eight 3-R projects under construction, with an average targeted incremental return of approximately 9% to 11% and aggregate estimated costs of $40.5 million to $47 million. Additional 3-R opportunities have been identified at fifteen properties and h ave an average targeted incremental return of approximately 9% to 11% and total estimated costs of approximately $90 million to $110 million.

Two development properties, Holly Springs Towne Center (Phase II) (Raleigh, NC) and Tamiami Crossing (Naples, FL) were substantially completed during the second quarter and transitioned into the operating portfolio. Tamiami Crossing is fully occupied by Ulta, Marshalls, Michaels, PetSmart, Ross, and Stein Mart. The Company’s remaining development project, the second phase of Parkside Town Commons (Raleigh, NC), was 89.2% pre-leased or committed.

Updated Guidance
The Company is updating its guidance for 2016 FFO, as adjusted, to $2.04 to $2.08 from $2.02 to $2.08 per diluted common share. This guidance excludes certain non-recurring items such as transaction costs, debt extinguishment gains/losses and certain other income or charges. Please refer to the full list of guidance assumptions on page 36 of the Quarterly Financial Supplemental.

Guidance Range For Full Year 2016	Low	High
Consolidated net income per diluted common share	$0.03	$0.05
Add: Depreciation, amortization and other	1.97	1.97
FFO, per diluted common share, as defined by NAREIT	2.00	2.02
Add: Transaction costs and certain other charges	0.04	0.06
FFO, as adjusted, per diluted common share	$2.04	$2.08

Earnings Conference Call
The Company will conduct a conference call to discuss its financial results on Friday, July 29, 2016, at 10:00 a.m. EDT. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 14937527). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. As of June 30, 2016, the Company owned interests in a portfolio of 121 operating, development and redevelopment properties totaling approximately 24 million total square feet across 20 states. For more information, please visit the Company’s website at www.kiterealty.com.

Safe Harbor
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development, joint venture, property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of our properties in Florida, Indiana and Texas, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	June 30, 2016	December 31, 2015
Assets:
Investment properties, at cost	$3,968,116	$3,933,140
Less: accumulated depreciation	(494,884)	(432,295)
	3,473,232	3,500,845

Cash and cash equivalents	37,902	33,880
Tenant and other receivables, including accrued straight-line rent of $26,981 and $23,809 respectively, net of allowance for uncollectible accounts	48,702	51,101
Restricted cash and escrow deposits	11,500	13,476
Deferred costs and intangibles, net	137,201	148,274
Prepaid and other assets	8,647	8,852
Total Assets	$3,717,184	$3,756,428
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,740,487	$1,724,449
Accounts payable and accrued expenses	92,142	81,356
Deferred revenue and other liabilities	122,669	131,559
Total Liabilities	1,955,298	1,937,364
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	100,179	92,315
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,385,991 and 83,334,865 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	834	833
Additional paid in capital	2,043,715	2,050,545
Accumulated other comprehensive loss	(11,850)	(2,145)
Accumulated deficit	(371,690)	(323,257)
Total Kite Realty Group Trust Shareholders’ Equity	1,661,009	1,725,976
Noncontrolling Interests	698	773
Total Equity	1,661,707	1,726,749
Total Liabilities and Shareholders' Equity	$3,717,184	$3,756,428

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2016 and 2015
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Minimum rent	$68,455	$64,897	$135,918	$130,377
Tenant reimbursements	17,006	16,489	35,161	35,104
Other property related revenue	2,114	2,349	5,046	5,083
Total revenue	87,575	83,735	176,125	170,564
Expenses:
Property operating	11,346	11,801	23,538	24,525
Real estate taxes	10,503	9,755	21,637	19,777
General, administrative, and other	4,856	4,566	10,147	9,572
Transaction costs	2,771	302	2,771	461
Depreciation and amortization	43,841	41,212	86,082	81,648
Total expenses	73,317	67,636	144,175	135,983
Operating income	14,258	16,099	31,950	34,581
Interest expense	(15,500)	(13,181)	(30,825)	(27,114)
Income tax expense of taxable REIT subsidiary	(338)	(69)	(748)	(124)
Gain on settlement	—	4,520	—	4,520
Other expense, net	(110)	(134)	(94)	(130)
(Loss) income from continuing operations	(1,690)	7,235	283	11,733
Gain on sales of operating properties	194	—	194	3,363
Net (loss) income	(1,496)	7,235	477	15,096
Net income attributable to noncontrolling interest	(399)	(508)	(971)	(1,191)
Dividends on preferred shares	—	(2,114)	—	(4,228)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(1,895)	$4,613	$(494)	$9,677

(Loss) income per common share - basic and diluted	$(0.02)	$0.06	$(0.01)	$0.12

Weighted average common shares outstanding - basic	83,375,765	83,506,078	83,362,136	83,519,013
Weighted average common shares outstanding - diluted	83,375,765	83,803,879	83,362,136	83,818,890
Common dividends declared per common share	$0.2875	$0.2725	$0.5750	$0.5450

Kite Realty Group Trust
Funds From Operations
For the Three and Six Months Ended June 30, 2016 and 2015
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Funds From Operations
Consolidated net (loss) income	$(1,496)	$7,235	$477	$15,096
Less: cash dividends on preferred shares	—	(2,114)	—	(4,228)
Less: net income attributable to noncontrolling interests in properties	(461)	(414)	(922)	(1,001)
Less: gains on sales of operating properties	(194)	—	(194)	(3,363)
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	43,545	41,132	85,599	81,425
Funds From Operations of the Kite Portfolio[1]	41,394	45,839	84,960	87,929
Less: Limited Partners' interests in Funds From Operations	(809)	(924)	(1,790)	(1,731)
Funds From Operations attributable to Kite Realty Group Trust common shareholders	$40,585	$44,915	$83,170	$86,198
FFO per share of the Operating Partnership - basic	$0.49	$0.54	$1.00	$1.03
FFO per share of the Operating Partnership - diluted	$0.48	$0.54	$0.99	$1.03

Funds From Operations of the Kite Portfolio[1]	$41,394	$45,839	$84,960	$87,929
Less: gain on settlement	—	(4,520)	—	(4,520)
Add: transaction costs	2,771	302	2,771	461
Add: severance charge	—	—	500	—
Funds From Operations of the Kite Portfolio, as adjusted	$44,165	$41,621	$88,231	$83,870
FFO per share of the Operating Partnership, as adjusted - basic	$0.52	$0.49	$1.03	$0.98
FFO per share of the Operating Partnership, as adjusted - diluted	$0.52	$0.49	$1.03	$0.98

Weighted average Common Shares outstanding - basic	83,375,765	83,506,078	83,362,136	83,519,013
Weighted average Common Shares outstanding - diluted	83,475,474	83,803,879	83,460,521	83,818,890
Weighted average Common Shares and Units outstanding - basic	85,320,923	85,231,284	85,295,968	85,202,110
Weighted average Common Shares and Units outstanding - diluted	85,420,633	85,529,084	85,394,353	85,501,987

Funds From Operations per share
Consolidated net (loss) income	$(0.02)	$0.08	$0.01	$0.18
Less: cash dividends on preferred shares	—	(0.02)	—	(0.05)
Less: net income attributable to noncontrolling interests in properties	(0.01)	—	(0.01)	(0.01)
Less: gains on sales of operating properties	—	—	—	(0.04)
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	0.51	0.48	1.00	0.95
Funds From Operations of the Kite Portfolio per share[1]	$0.48	$0.54	$1.00	$1.03

Funds From Operations of the Kite Portfolio per share[1]	$0.48	$0.54	$1.00	$1.03
Less: gain on settlement	—	(0.05)	—	(0.05)
Add: transaction costs	0.04	—	0.03	—
Add: severance charge	—	—	—	—
Funds From Operations of the Kite Portfolio per share, as adjusted	$0.52	$0.49	$1.03	$0.98

____________________
1
“Funds From Operations of the Kite Portfolio" measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. We calculate FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (NAREIT), which we refer to as the White Paper. The White Paper defines FFO as net income (determined in accordance with generally accepted accounting principles (GAAP)), excluding gains (or losses) from sales and impairments of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Considering the nature of our business as a real estate owner and operator, we believe that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, we have also provided FFO adjusted for a severance charge in 2016, transaction costs in 2016 and 2015 and a gain on settlement in 2015. We believe this supplemental information provides a meaningful measure of our operating performance. We believe our presentation of FFO, as adjusted, provides investors with another financial measure that may facilitate comparison of operating performance between periods and among our peer companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Six Months Ended June 30, 2016 and 2015
(Unaudited)

($ in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Number of properties for the quarter[1]	102	102

Leased percentage	95.3%	95.4%		95.3%	95.4%
Economic Occupancy percentage[2]	94.0%	93.8%		94.0%	93.8%

Minimum rent	$54,827	$53,982		$109,178	$107,327
Tenant recoveries	14,557	14,488		29,892	30,107
Other income	238	295		563	569
	69,622	68,765		139,633	138,003

Property operating expenses	(8,245)	(9,006)		(16,763)	(18,821)
Real estate taxes	(8,917)	(8,613)		(18,186)	(17,534)
	(17,162)	(17,619)		(34,949)	(36,355)
Net operating income - same properties[3]	$52,460	$51,146	2.6%	$104,684	$101,648	3.0%
Net operating income - same properties excluding the impact of the 3-R initiative[5]			3.6%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$52,460	$51,146		$104,684	$101,648
Net operating income - non-same activity[4]	13,266	11,033		26,266	24,614
Other expense, net	(448)	(203)		(842)	(254)
General, administrative and other	(4,856)	(4,566)		(10,147)	(9,572)
Transaction costs	(2,771)	(302)		(2,771)	(461)
Depreciation expense	(43,841)	(41,212)		(86,082)	(81,648)
Interest expense	(15,500)	(13,181)		(30,825)	(27,114)
Gain on settlement	—	4,520		—	4,520
Gains on sales of operating properties	194	—		194	3,363
Net income attributable to noncontrolling interests	(399)	(508)		(971)	(1,191)
Dividends on preferred shares	—	(2,114)		—	(4,228)
Net income attributable to common shareholders	$(1,895)	$4,613		$(494)	$9,677

____________________
1	Same property analysis excludes operating properties in redevelopment as well as office properties (Thirty South Meridian and Eddy Street Commons).
2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement during the period.
3
Same property net operating income excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and recoveries, lease termination fees, amortization of lease intangibles and significant prior year expense recoveries and adjustments, if any.

4	Includes non-cash accounting items across the portfolio as well as net operating income from properties not included in the same property pool.
5	See Quarterly Financial Supplemental for further detail of the properties included in the 3-R initiative.

The Company believes that Net Operating Income ("NOI") is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance. The Company’s computation of Same Property NOI may differ from the methodology for calculating Same Property NOI used by other REITs, and therefore, may not be comparable to such other REITs.